Exhibit 33.2b

260 Interstate North Circle, SE

Atlanta, GA 30339

T 770.763-4000

www.assurant.com

January 26, 2022

REPORT ON ASSESSMENT OF COMPLIANCE WITH
§1122 (d)(2)(vi), §1122(d)(4)(xi) and §1122(d)(4)(xii)
of REGULATION AB SERVICING CRITERIA
FOR THE REPORTING PERIOD
JANUARY 1, 2021 TO DECEMBER 31, 2021

American Security Insurance Company, Standard Guaranty Insurance Company and TrackSure Insurance Agency, Inc. (collectively, the “Asserting Party”) is responsible for assessing compliance for the period of January 1, 2021 through December 31, 2021 (the “Reporting Period”) with the servicing criteria set forth in §1122(d)(2)(vi), §1122(d)(4)(xi) and §1122(d)(4)(xii) of Title 17, §229.1122(d) of the Code of Federal Regulations, (the “Applicable Servicing Criteria”) which the Asserting Party has concluded are applicable to the insurance escrow servicing activities it performs with respect to all mortgage backed securities transactions that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Platform Transactions”). The Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the Applicable Servicing Criteria.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period with respect to the Platform Transaction.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period.

American Security Insurance Company
Standard Guaranty Insurance Company
TrackSure Insurance Agency, Inc.

/s/ Michael Campbell

By: Michael Campbell

President of American Security Insurance Company

And Standard Guaranty Insurance Company, and

Sr. Vice President of TrackSure Insurance Agency, Inc.

Date: January 26, 2022